EXHIBIT 99(c)
                                   PROXY

                        STATE SAVINGS BANCORP, INC.
                      SPECIAL MEETING OF SHAREHOLDERS
                          ________________, 1996

     The undersigned appoints F. Douglas Campbell and Carl O. Holmes, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in State Savings Bancorp, Inc. at the special meeting of its shareholders to be held on ______________, 1996, and at any adjournment thereof:

     1.   FOR    AGAINST    ABSTAIN     Approval of an Agreement and Plan
          ( )      ( )        ( )       of Merger contained and described
                                        in the Prospectus and Proxy
          (YOUR BOARD OF DIRECTORS      Statement dated February __, 1996.
          RECOMMENDS A VOTE "FOR"
          THIS PROPOSAL)


     2. As said Proxies in their discretion may determine upon all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STATE SAVINGS BANCORP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                   Dated: _________________________, 1996

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                                   X_____________________________________
                                        Signatures of Shareholders

  PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                 ENVELOPE.